Exhibit 99.1

Press Contact:	Investor Relations Contact:
John Noh	Liz Lemon
Cisco	Cisco
(408) 853-8445	(408) 527-8452
jnoh@cisco.com	lemon@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

•	Q2 Net Sales: $8.4 billion

•	Q2 Net Income: $1.9 billion GAAP; $2.1 billion non-GAAP

•	Q2 Earnings Per Share: $0.31 GAAP (increase of 41% year over year); $0.33 non-GAAP (increase of 27% year over year)

SAN JOSE, Calif. – February 6, 2007 – Cisco®, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its second quarter results for the period ended January 27, 2007. Cisco reported second quarter net sales of $8.4 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.9 billion or $0.31 per share, and non-GAAP net income of $2.1 billion or $0.33 per share. Scientific-Atlanta, Inc., acquired during the third quarter of fiscal 2006, contributed net sales of $639 million during the second quarter of fiscal 2007.

“Cisco achieved record results that were well balanced across our geographies, products, services, customer segments and new markets,” said John Chambers, chairman and CEO, Cisco. “This illustrates our key competitive advantage of being able to develop a long-term vision, execute on our strategy and deliver consistent results.

“It is this unique ability to balance between strategy and innovation that has positioned Cisco to take advantage of key emerging business and IT trends such as the rise of video on the network,” Chambers continued. “As the network becomes the platform, we are seeing more and more signs that all forms of IT and communication are moving into the network and increasing the total available market to Cisco.”

GAAP Results

	Q2 2007	Q2 2006	vs. Q2 2006
Net Sales	$8.4 billion	$6.6 billion	+27.3%
Net Income	$1.9 billion	$1.4 billion	+39.7%
Earnings per Share	$0.31	$0.22	+40.9%

Non-GAAP Results

	Q2 2007	Q2 2006	vs. Q2 2006
Net Income	$2.1 billion	$1.6 billion	+28.1%
Earnings per Share	$0.33	$0.26	+26.9%

Net sales for the first six months of fiscal 2007 were $16.6 billion, compared with $13.2 billion for the first six months of fiscal 2006. Scientific-Atlanta, Inc. contributed $1.2 billion to net sales during the first six months of fiscal 2007. Net income for the first six months of fiscal 2007, on a GAAP basis, was $3.5 billion or $0.56 per share, compared with $2.6 billion or $0.42 per share for the first six months of fiscal 2006. Non-GAAP net income for the first six months of fiscal 2007 was $4.0 billion or $0.64 per share, compared with $3.2 billion or $0.51 per share for the first six months of fiscal 2006.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 6, which includes additional information regarding the effect of the December 2006 reinstatement (retroactive to January 1, 2006) of the U.S. federal research and development (R&D) tax credit.

Cisco will discuss second quarter results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•

Cash flows from operations were $2.7 billion for the second quarter of fiscal 2007, compared with $1.9 billion for the second quarter of fiscal 2006, and compared with $2.3 billion for the first quarter of fiscal 2007.

•

Cash and cash equivalents and investments were $20.7 billion at the end of the second quarter of fiscal 2007, compared with $17.8 billion at the end of the fourth quarter of fiscal 2006, and compared with $19.5 billion at the end of the first quarter of fiscal 2007.

•

During the second quarter of fiscal 2007, Cisco repurchased 121 million shares of common stock at an average price of $27.01 per share for an aggregate purchase price of $3.3 billion. As of January 27, 2007, Cisco had repurchased and retired 2.1 billion shares of Cisco common stock at an average price of $19.00 per share for an aggregate purchase price of approximately $40.2 billion since the inception of the stock repurchase program.

•

Days sales outstanding in accounts receivable (DSO) at the end of the second quarter of fiscal 2007 were 31 days, compared with 38 days at the end of the fourth quarter of fiscal 2006, and compared with 34 days at the end of the first quarter of fiscal 2007.

•

Inventory turns on a GAAP basis were 7.8 in the second quarter of fiscal 2007, compared with 8.5 in the fourth quarter of fiscal 2006, and compared with 8.3 in the first quarter of fiscal 2007. Non-GAAP inventory turns were 7.6 in the second quarter of fiscal 2007, compared with 8.3 in the fourth quarter of fiscal 2006, and compared with 8.1 in the first quarter of fiscal 2007.

“We are very pleased with our overall performance and balance for the second quarter of the fiscal year,” said Dennis Powell, chief financial officer, Cisco. “Cisco demonstrated continued strength of both our Cisco standalone business, with 18 percent revenue growth year over year, and our Scientific Atlanta business, with 21 percent growth year over year, which exceeded our expectations for combined revenue, operating income and earnings per share.”

Business Highlights

Acquisitions

•	Cisco announced a definitive agreement to acquire IronPort Systems, Inc., a leading provider of messaging security appliances, focusing on enterprise spam and spyware protection.

•	Cisco completed the acquisitions of Tivella, Inc., Orative Corporation, and Greenfield Networks Inc.

New Product Introductions

•

Cisco introduced two models to its iPhone® family of voice-over-IP products that marry the familiarity of the telephone with compelling Internet services, access to personal content, and integration with the home, designed to create complete solutions for the communication needs of consumers.

•

Cisco introduced Cisco Digital Signage, a solution for management, publishing and playback of digital media on networked digital signage displays. Cisco also announced collaboration with NEC Display Solutions of America, Inc., a large-screen commercial LCD display supplier, to deliver a function-rich digital signage solution.

•

Cisco introduced the Cisco MDS 9124 Multilayer Fabric Switch, designed to provide enterprise-class capabilities such as virtual storage area networks, advanced security, high availability and flexibility, all powered by the Cisco SAN operating system.

Major Customer Actions

•	Turner Broadcasting System, Inc. chose Scientific Atlanta’s MPEG-4 D9034 Encoder to provide MPEG-4 signals for telecommunications companies.

•	Bank of America, working with its integration partner EDS, deployed Cisco’s IP phones as part of an ongoing project that is fueling next-generation retail banking service innovations.

•	FASTWEB, Italy’s second-largest fixed telecommunications services provider, chose Cisco IP NGN architecture to deliver significant enhancements to its national network.

•

Cisco and Sitronics JSC, a leading technology company in Russia and the Commonwealth of Independent States (CIS), announced a regional alliance to address the rapidly expanding telecommunications market in Russia, CIS and other emerging markets.

•	Shui On Land Limited, a leading property developer in Mainland China, is planning to work with Cisco to build world-class digital communities in China.

•	Singapore Telecommunications Limited is planning to deploy a Wi-Fi mesh network from Cisco in the North Region of Singapore.

Key Milestones

•	Cisco announced that it plans to present two Cisco TelePresence systems each to the governments of five nations in the Emerging Markets as a means to improve communications and collaboration.

•

Cisco achieved numerous product milestones throughout the second quarter, having now sold more than 2 million Cisco integrated services routers, shipping its 10-millionth IP phone and deploying its 500th Cisco CRS-1 Carrier Routing System.

Editor’s Note:

•

Q2 FY07 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Tuesday, February 6, 2007. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, February 6, 2007 to 4:30 p.m. Pacific Time, February 13, 2007 at 866-357-4205 (United States) or 203-369-0122 (international). The replay is also available from February 6, 2007 through April 20, 2007 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors .

•

Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, February 6, 2007. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO about Q2 FY’07 results will be available at http://newsroom.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the development of our markets, the future of networking, and Cisco’s strategy and positioning) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies including the businesses and technologies of Scientific-Atlanta, Inc.; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks relating to our transition to a new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Form 10-K and Form 10-Q. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and six months ended January 27, 2007 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation, non-GAAP inventory turns and effective tax rate used in arriving at non-GAAP net income.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and effective tax rate used in arriving at non-GAAP net income, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, and significant effects of retroactive tax legislation, such as Cisco’s U.S. federal R&D tax credit relating to fiscal year 2006 R&D expenses. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures we refer you to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright © 2007 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Systems and iPhone are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

`	Three Months Ended		Six Months Ended
	January 27, 2007	January 28, 2006	January 27, 2007	January 28, 2006
NET SALES:
Product	$7,099	$5,537	$14,039	$11,028
Service	1,340	1,091	2,584	2,150

Total net sales	8,439	6,628	16,623	13,178

COST OF SALES:
Product	2,544	1,774	5,043	3,525
Service	507	388	959	777

Total cost of sales	3,051	2,162	6,002	4,302

GROSS MARGIN	5,388	4,466	10,621	8,876

OPERATING EXPENSES:
Research and development	1,094	966	2,177	1,962
Sales and marketing	1,726	1,431	3,412	2,884
General and administrative	340	282	704	560
Amortization of purchased intangible assets	96	56	201	115
In-process research and development	2	—	6	2

Total operating expenses	3,258	2,735	6,500	5,523

OPERATING INCOME	2,130	1,731	4,121	3,353

Interest income, net	172	168	329	322
Other income, net	33	17	61	—

Interest and other income, net	205	185	390	322

INCOME BEFORE PROVISION FOR INCOME TAXES	2,335	1,916	4,511	3,675
Provision for income taxes	414	541	982	1,039

NET INCOME	$1,921	$1,375	$3,529	$2,636

Net income per share:
Basic	$0.32	$0.22	$0.58	$0.43

Diluted	$0.31	$0.22	$0.56	$0.42

Shares used in per-share calculation:
Basic	6,057	6,146	6,060	6,195

Diluted	6,291	6,248	6,255	6,301

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 27, 2007	January 28, 2006	January 27, 2007	January 28, 2006
GAAP net income	$1,921	$1,375	$3,529	$2,636
Employee share-based compensation expense	247	261	472	578
Payroll tax on stock option exercises	11	3	17	5
Compensation expense related to acquisitions and investments	27	30	48	70
In-process research and development	2	—	6	2
Amortization of purchased intangible assets	132	56	273	115

Total adjustments to GAAP income before provision for income taxes	419	350	816	770

Income tax effect (1)	(189)	(93)	(290)	(205)
Effect of retroactive tax legislation (2)	(60)	—	(60)	—

Total adjustments to GAAP provision for income taxes(3)	(249)	(93)	(350)	(205)

Non-GAAP net income	$2,091	$1,632	$3,995	$3,201

Diluted net income per share:
GAAP	$0.31	$0.22	$0.56	$0.42

Non-GAAP	$0.33	$0.26	$0.64	$0.51

Shares used in diluted net income per share calculation:
GAAP	6,291	6,248	6,255	6,301

Non-GAAP	6,281	6,233	6,243	6,286

(1)	The income tax effect for the adjustments relating to GAAP income before provision for income taxes was 35.5% for the first six months of fiscal 2007. The income tax effect has been determined using the applicable tax rates in jurisdictions to which these adjustments relate and includes share-based compensation tax benefits resulting from the reinstatement of the U.S. federal R&D tax credit in the second quarter of fiscal 2007 (see note 2 below).
(2)	In the second quarter of fiscal 2007, the Tax Relief and Health Care Act of 2006 reinstated the U.S. federal R&D tax credit, retroactive to January 1, 2006. GAAP net income for the second quarter and the first six months of fiscal 2007 included a $120 million tax benefit relating to the reinstatement of the U.S. federal R&D tax credit, including $60 million related to fiscal 2006 R&D expenses and $30 million related to the first quarter of fiscal 2007 R&D expenses. Non-GAAP net income for the second quarter and the first six months of fiscal 2007 excluded the $60 million tax benefit related to fiscal 2006 R&D expenses.
(3)	The effective tax rate used in GAAP net income was 21.8% for the first six months of fiscal 2007, which includes a $60 million or 1.3% tax benefit from the reinstatement of the U.S. federal R&D credit related to fiscal 2006 R&D expenses.

The effective tax rate used in non-GAAP net income was 25.0% for the first six months of fiscal 2007, which excludes the $60 million tax benefit from the reinstatement of the U.S. federal R&D credit related to fiscal 2006 R&D expenses.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 27, 2007	July 29, 2006
ASSETS
Current assets:
Cash and cash equivalents	$2,434	$3,297
Investments	18,247	14,517
Accounts receivable, net of allowance for doubtful accounts of $169 at January 27, 2007 and $175 at July 29, 2006	2,908	3,303
Inventories	1,642	1,371
Deferred tax assets	1,673	1,604
Prepaid expenses and other current assets	1,612	1,584

Total current assets	28,516	25,676

Property and equipment, net	3,539	3,440
Goodwill	9,318	9,227
Purchased intangible assets, net	1,960	2,161
Other assets	2,921	2,811

TOTAL ASSETS	$46,254	$43,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$931	$880
Income taxes payable	1,330	1,744
Accrued compensation	1,589	1,516
Deferred revenue	4,718	4,408
Other accrued liabilities	2,923	2,765

Total current liabilities	11,491	11,313

Long-term debt	6,416	6,332
Deferred revenue	1,343	1,241
Other long-term liabilities	414	511

Total liabilities	19,664	19,397

Minority interest	8	6

Shareholders’ equity	26,582	23,912

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,254	$43,315

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 27, 2007	January 28, 2006
Cash flows from operating activities:
Net income	$3,529	$2,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	690	512
Employee share-based compensation expense	472	578
Share-based compensation expense related to acquisitions and investments	19	52
Provision for doubtful accounts	—	10
Provision for inventory	116	70
Deferred income taxes	(66)	1
Excess tax benefits from share-based compensation	(428)	(125)
In-process research and development	6	2
Net gains and impairment charges on investments	(99)	(21)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	395	(329)
Inventories	(387)	(115)
Prepaid expenses and other current assets	(39)	(47)
Lease receivables, net	(66)	(60)
Accounts payable	51	(51)
Income taxes payable	104	63
Accrued compensation	73	(97)
Deferred revenue	412	59
Other liabilities	147	129

Net cash provided by operating activities	4,929	3,267

Cash flows from investing activities:
Purchases of investments	(11,184)	(10,467)
Proceeds from sales and maturities of investments	7,762	11,886
Acquisition of property and equipment	(548)	(394)
Acquisition of businesses, net of cash and cash equivalents acquired	(166)	(150)
Change in investments in privately held companies	(76)	(90)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	—	(25)
Other	(27)	(84)

Net cash (used in) provided by investing activities	(4,239)	676

Cash flows from financing activities:
Issuance of common stock	2,779	563
Repurchase of common stock	(4,781)	(4,248)
Excess tax benefits from share-based compensation	428	125
Other	21	26

Net cash used in financing activities	(1,553)	(3,534)

Net (decrease) increase in cash and cash equivalents	(863)	409
Cash and cash equivalents, beginning of period	3,297	4,742

Cash and cash equivalents, end of period	$2,434	$5,151

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	January 27, 2007	July 29, 2006
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$2,434	$3,297
Fixed income securities	17,194	13,805
Publicly traded equity securities	1,053	712

Total	$20,681	$17,814

INVENTORIES
Raw materials	$178	$131
Work in process	440	377
Finished goods:
Distributor inventory and deferred cost of sales	456	423
Manufacturing finished goods	339	236

Total finished goods	795	659
Service-related spares	193	170
Demonstration systems	36	34

Total	$1,642	$1,371

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,736	$3,647
Computer equipment and related software	1,446	1,352
Production, engineering, and other equipment	3,995	3,678
Operating lease assets	158	153
Furniture and fixtures	370	363

	9,705	9,193
Less accumulated depreciation and amortization	(6,166)	(5,753)

Total	$3,539	$3,440

LEASE RECEIVABLES, NET (1)
Current	$359	$308
Noncurrent	479	464

Total	$838	$772

OTHER ASSETS
Deferred tax assets	$972	$983
Investments in privately held companies	636	574
Income tax receivable	277	279
Lease receivables, net	479	464
Other	557	511

Total	$2,921	$2,811

DEFERRED REVENUE
Service	$4,229	$4,088
Product
Unrecognized revenue on product shipments and other deferred revenue	1,380	1,156
Cash receipts related to unrecognized revenue from two-tier distributors	452	405

Total product deferred revenue	1,832	1,561

Total	$6,061	$5,649

Reported as:
Current	$4,718	$4,408
Noncurrent	1,343	1,241

Total	$6,061	$5,649

Note:

(1)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Six Months Ended
	January 27, 2007	January 28, 2006	January 27, 2007	January 28, 2006
Cost of sales—product	$12	$11	$23	$30
Cost of sales—service	30	28	54	62

Employee share-based compensation expense included in cost of sales	42	39	77	92

Research and development	74	90	148	193
Sales and marketing	99	106	193	233
General and administrative	32	26	54	60

Employee share-based compensation expense included in operating expenses	205	222	395	486

Total employee share-based compensation expense	247	261	472	578
Tax benefit	(105)	(73)	(163)	(162)

Employee share-based compensation expense, net of tax	$142	$188	$309	$416

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended		Six Months Ended
	January 27, 2007	January 28, 2006	January 27, 2007	January 28, 2006
Shares used in diluted net income per share calculation – GAAP	6,291	6,248	6,255	6,301
Effect of SFAS 123(R)	(10)	(15)	(12)	(15)

Shares used in diluted net income per share calculation — Non-GAAP	6,281	6,233	6,243	6,286

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	January 27, 2007	October 28, 2006	July 29, 2006
GAAP cost of sales	$3,051	$2,951	$2,839
Employee share-based compensation expense	(42)	(35)	(31)

Impact to cost of sales from purchase accounting adjustments to inventory	—	—	(4)

Amortization of purchased intangible assets	(36)	(36)	(36)

Non-GAAP cost of sales	$2,973	$2,880	$2,768